PROSPECTUS

HEALTHPLACE CORPORATION

2,230,000 Shares of Common Stock

$0.05 per share

The Company originally filed a Registration Statement on Form SB-2 on December 21, 2007.  That Registration Statement was declared effective on February 19, 2008.  The Prospectus under that Registration Statement expired on November 15, 2008, following a ninety (90) day extension.  The Company is filing this 3rd Post-Effective Amendment to that Registration Statement for the sole purpose of extending the offering period.

Prior to this Offering, no public market has existed for the common stock of Healthplace Corporation (hereinafter referred to as “we” “us” “Healthplace” or “the Company”). Upon completion of this Offering, we will attempt to have the shares quoted on the Over The Counter-Bulletin Board (“OTCBB” or “Bulletin Board”). There is no assurance that the Shares will ever be quoted on the Bulletin Board. To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock. As of the date of this Prospectus we have not made any arrangement with any market makers to quote our shares.

This is our initial public offering.  We are registering a total of 2,230,000 shares of our common stock.  Of the shares being registered, 230,000 are being registered for sale by the selling shareholders, and 2,000,000 are being registered for sale by the Company.  Of the shares offered by the Company, there is no minimum number of shares required to be purchased by each investor.  The offering is being made on a self-underwritten, “best efforts” basis.  The shares will be sold on our behalf by our directors, Rich Patterson and Lissette Valiente.  They will not receive any commissions or proceeds from the offering for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.05 for the duration of the offering.  See section entitled “Plan of Distribution” for a detailed discussion of the exemptions and registrations we will be relying on for this offering.

The selling shareholders will sell their shares at a price per share of $0.05 until our shares are quoted on the OTCBB and thereafter at prevailing market prices or in privately negotiated transactions.  While we plan to have our shares listed on the OTCBB there is no assurance that our shares will be approved for listing on the OTCBB or on any other listing service or exchange.

We will not receive any proceeds from the sale of the 230,000 shares sold by the selling shareholders.  There is no minimum amount we are required to raise from the shares being offering by the Company and any funds received will be immediately available to us.  The shares being offered by the Company will be offered for a period of four hundred and twenty (420) days from the original effective date of this prospectus, unless extended by our director for an additional 90 days.  The offering will end on May 15, 2009.

Healthplace Corporation is a development stage company and currently has no active business operations. Any investment in the Shares offered herein involves a high degree of risk. You should only purchase Shares if you can afford a complete loss of your investment.  Our independent auditors have issued an audit opinion for Healthplace which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 9.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate. Any representation to the contrary is a criminal offense.

	Per Share Price to public	Underwriting discounts commissions	Per Share Proceeds to Company

230,000 Shares offered by Selling Security Holders	$0.05	$0.00	$0.00
2,000,000 Shares Offered by the Company	$0.05	$0.00	$0.05

Total	$0.05	$0.00	$100,000

The information in this Prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Dated February 19, 2008

TABLE OF CONTENTS

                                                                         Page  No.

Summary Of Prospectus

7

General Information About Our Company

7

The Offering

8

Risk Factors

9

Risks Associated With Healthplace Corporation:

9

Risks Associated With This Offering

11

Use Of Proceeds

14

Determination Of Offering Price

16

Dilution

16

Selling Security Holders

18

Plan Of Distribution

19

Shares Offered By The Company Will Be Sold By Our Officers And Directors

19

Shares Offered By The Selling Shareholders

20

Terms Of The Offering

22

Offering Proceeds

22

Procedures And Requirements For Subscription

22

Right To Reject Subscriptions

22

Description Of Securities

23

Interest Of Named Experts And Counsel

23

Description Of Business

24

Business Development

24

Description Of Property

27

Legal Proceedings

27

Market Price Of And Dividends On The Registrant’s For Common Equity And Related Stockholder Matters  27

Managements Discussion And Analysis Of Financial Condition And Results Of Operations

31

Plan Of Operation

31

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

39

Directors, Executive Officers, Promoters And Control Persons

40

Executive Compensation

41

Security Ownership Of Certain Beneficial Owners And Management

43

Certain Relationships And Related Transactions

44

Disclosure Of Commission Position On Indemnification For

44

Securities Act Liabilities

44

Financial Statements

44

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our" and “Company” are to Healthplace Corporation.

General Information about Our Company

Healthplace Corporation was incorporated in the State of Nevada on March 16, 2007. We were formed as a web-based service provider in the business of offering an online service where health practitioners (chiropractors, dentists, message therapists, occupational therapists, counselors, etc.) access products and services to improve their professional and personal lives.  We are a development stage company and have not yet commenced business operations or generated any revenues. We have been issued a "substantial doubt" going concern opinion from our auditors and our only asset is our cash in the bank, at December 31, 2008, consisted of approximately $2,241 in cash generated from the issuance of shares of Company common stock to our founders and initial investors.

Healthplace's principal place of business and corporate offices are located at 8264 Key Royal Cir # 833, FL, 34119.  Our telephone number is (239) 206-4532 and our registered agent for service of process is Corporate Direct, 2258 Meridian Boulevard, Minden, Nevada, 89423.  Our fiscal year end is June 30.

We received our initial funding of $20,000 through the sale of common stock to our officers and directors.  Rich Patterson purchased 400,000 shares of our common stock at $0.005 per share on March 17, 2007 for $2,000 and 1,300,000 shares at $0.01 on May 25, 2007 for $13,000.  Lissette Valiente purchased 500,000 shares of our common stock at $0.01 on May 25, 2007 for $5,000.  During December 1 - 13, 2007, we sold 230,000 common shares at a per share price of $0.05 to 5 non-affiliated private investors.  From inception until the date of this filing we have had limited operating activities.  Our financial statements from inception (March 16, 2007) through the year ended June 30, 2008 report no revenues and a net loss of $26,815.  Our independent auditors have issued an audit opinion for Healthplace which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

This is our initial public offering.  We are registering a total of 2,230,000 shares of our common stock.  Of the shares being registered, 230,000 are being registered for sale by the selling shareholders, and 2,000,000 are being registered for sale by the Company.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.05 for the duration of the offering.  The selling shareholders will sell their shares at a price per share of $0.05 until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions.

We will not receive any proceeds from the sale of any of the 230,000 shares by the selling shareholders.  We will be selling all of the 2,000,000 shares of common stock we are offering as a self underwritten offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.  This offering will terminate on the earlier of the sale of all of the shares offered or 420 days after the date of the prospectus, unless extended an additional 90 days by our board of directors.

There is no current public market for our securities.  As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

The Offering

Following is a brief summary of this Offering. Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the offering.

Offering

Securities being Offered

2,230,000 shares of common stock: 2,000,000 shares which we are offering, and 230,000 shares which are being offered by the selling shareholders.  This offering will terminate on the earlier of the sale of all of the shares offered by the Company or 420 days after the date of the prospectus, unless extended by our Board of Directors for an additional 90 days

Price per share

The selling shareholders will sell their shares at a fixed price per share of $0.05 until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions.  All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.05 for the duration of the offering.

Securities Issued and

Outstanding

2,430,000 shares of common stock are issued and outstanding before the offering and 4,430,000 shares will be outstanding after the offering, assuming all shares are sold.

Registration costs

We estimate our total offering registration costs to be $30,000.  If we experience a shortage of funds prior to funding, our directors have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders, however, our directors have no formal commitment or legal obligation to advance or loan funds to the Company.

Our officers, directors, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our executive officers and directors will own 49.7% of our common stock.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares. Following are what we believe are material risks related to the Company and an investment in the Company.  The list of Risk Factors below does not portend to be all-inclusive.  There may be additional risks associated with our Company, our business, our industry, an investment in the Shares and/or other factors related to the Company and/or the Offering.  Investors are urged to perform their own due diligence, with the help of their investment, accounting, legal and/or other professionals and to make an independent decision regarding an investment in the Shares.

RISKS ASSOCIATED WITH HEALTHPLACE CORPORATION:

Our independent auditors have issued an audit opinion for Healthplace Corporation which includes a statement describing our going concern status.  Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 5 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated in March 16, 2007 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception, to September 30, 2008 was $31,012 of which approximately $25,000 is for legal and accounting fees in connection with this Offering. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•

Completion of this Offering,

•

Our ability to attract customers who will buy our services,

•

Our ability to generate revenue through the sale of our services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future.  In the event the Company is unable to generate revenues it may be required to seek additional funding.  Such funding may not be available or may not be available on terms which are beneficial and/or acceptable to the Company.  In the event the Company cannot generate revenues and/or secure additional financing the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

We have no clients or customers and we cannot guarantee we will ever have any. Even if we obtain clients or customers, there is no assurance that we will make a profit.

We have no clients or customers. We have not identified any clients or customers and we cannot guarantee we ever will have any. Even if we obtain clients or customers for our services, there is no guarantee that we will develop products and/or services that our clients/customers will want to purchase from our website.  If we are unable to attract enough customers/clients to our website to purchase services (and any products we may develop or sell) it will have a negative effect on our ability to generate sufficient revenue from which we can operate or expand our business.  The lack of sufficient revenues will have a negative effect on the ability of the Company to continue operations and it could force the Company to cease operations.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought.  As a result we do not have an alternate source of funds should we fail to complete this offering.  If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this offering, we will be faced with several options:

1.   abandon our business plans, cease operations and go out of business;

2.   continue to seek alternative and acceptable sources of capital; or

3.   bring in additional capital that may result in a change of control.

In the event of any of the above circumstances you could lose a substantial part or all of your investment.  In addition, there can no be guarantee that the total proceeds raised in this offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable.  As a result, you could lose any investment you make in our shares.

We possess minimal capital.

We possess minimal capital and must limit the amount of marketing we can perform with respect to our website. Our business plan contemplates the generation of revenues through the sale of goods and services via our website. Our limited marketing activities may not attract enough paying customers to generate sufficient revenue to operate profitably, expand our services, implement our business plan or continue operating our business. Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations which could result in investors losing some or all of their investment in the Company.

Because Mr. Rich Patterson and Ms. Lissette Valiente (our officers and directors) have other outside business activities and will have limited time to spend on our business, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

Because our officers and directors have other outside business activities and will only be devoting between 20-50% of their time, or 8-20 hours per week to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Patterson and Ms. Valiente.  Mr. Patterson will devote up to 50%, or 20 hours per week and Ms. Valiente will devote up to 20%, or 8 hours per week.  In the event they are unable to fulfill any aspect of their duties to the Company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

We are dependent upon our current officers and directors.

We currently are managed by 2 officers and 2 directors and we are entirely dependant upon them in order to conduct our operations. If they should resign or die, there will be no one to run Healthplace Corporation, and the company has no Key Man insurance. If our current officers are no longer able to serve as such  we are unable to find other persons to replace them it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our business model relies upon our website.

The successful implementation of our business plan contemplates the design and implementation of a website where our clients and customers will purchase services from us.  Because no one on our management team is trained in computer programming and/or web design, we will have to hire a computer programmer/web page designer to develop our website. If we are unable to hire a capable programmer/designer and/or are unable to get our website designed and functional, it may have a negative effect on our ability to implement our business plan.  In such an event we may be required to change our business plan or curtail or delay implementation of some, or all, of our business plan.

Risks Associated With This Offering

The shares being Offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-

dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

The shares offered by the Company through this offering will be sold without an underwriter and we may be unable to sell any shares.

This offering is being conducted on a “best-efforts” basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions.  They will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and receiving all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing officers and directors acquired their shares for $0.005 and $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering.  Upon completion of this offering the net tangible book value of the shares held by our existing stockholders (2,430,000 shares) will be increased by approximately $0.022 per share without any additional investment on their part. The purchasers of shares offered by the Company under this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.05 per share) of approximately $0.029 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be approximately $0.021 per share, reflecting an immediate reduction in the price they paid for their shares.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There currently is no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Healthplace or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $30,000 cost of this Registration Statement to be paid from our cash on hand.  Going forward the Company will have ongoing SEC compliance and reporting obligations.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  Additionally we plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTCBB. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

Our officers and directors own 90.5% of the outstanding shares of our common stock.  After the completion of this offering they will beneficially own 49.7% of the outstanding shares.  If they choose to sell their shares in the future, it might have an adverse effect on the price of our stock.

Due to the controlling amount of their share ownership in our Company, if our officers and directors decide to sell their shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution to the value of their stock.  Unless registered in the future, if our officers and directors decide to sell any of their common stock, they will be subject to Rule 144 under the 1933 Securities Act.  Rule 144 restricts the ability of a director or officer (affiliate) to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

Our directors will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of their share ownership in our Company, our directors will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control.  Their interests may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

USE OF PROCEEDS

The following table details the Company’s intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering. None of the expenditures itemized are listed in any particular order of priority or importance. Since the Company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that 100% of the Offering is sold ($100,000), the gross aggregate proceeds will be allocated as follows:

Expenditure Item**
Computer Servers	10,000
Web Development	15,000
Advertising & Promotion	40,000
Initial Inventory	10,000
Professional Fees	15,000
Office and Miscellaneous Expenses	10,000
Total	$100,000

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

The Company will receive no proceeds from the sale of shares being offered by Selling Shareholders.

**The above expenditures are defined as follows:

Computer Servers: This item refers to the amount of money that we will spend on the actual purchase of three computer servers including set-up.

Website Development: This item refers to the fees that will be paid to the software developer to develop the website and all the functionality necessary to sell our product and allow users to utilize the forum.

Advertising and Promotion: This item refers to the cost of advertising our services using trade magazines, purchasing online ads visited by health practitioners and source other industry related websites and approach them to engage in co-marketing agreements.   This item also refers to focus group testing with practitioners prior to website launch.

Initial Inventory: This item refers to an initial inventory of CD’s, books, clothing and accessories for the retail sales portion of the website.

Professional Fees: This item refers to all legal services and accounting fees that will be incurred by the company.

Office and Miscellaneous Expenses: These are the costs of operating our offices including telephone services, mail, stationary, accounting, acquisition of office equipment and supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

There is no assurance that we will be able to raise the entire $100,000 with this Offering. The following chart details how we will use the proceeds if we raise only 50% of this Offering:

Expenditure Item	50%
Computer Servers	3,000
Web Development	15,000
Advertising & Promotion	9,500
Initial Inventory	5,000
Professional Fees	15,000
Office and Miscellaneous Expenses	2,500
Total	$50,000

If only 50% of this Offering is sold, Healthplace estimates that this would provide sufficient capital to commence with operation and development of the business plan, but would only be able to purchase one computer server and spend only $9,500 on advertising and marketing.  Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business. Should we be unable to generate sufficient revenues to sustain our business we will have to find other sources of financing.

No proceeds from this Offering will be paid to the officers or directors in the form of commissions, salary or other compensation.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $100,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of shares of our common stock held by our existing stockholders.

As of December 31, 2008, the net tangible book value of our shares of common stock was approximately $(3,300) or approximately $(0.001) per share based upon 2,430,000 shares outstanding.

Of our $30,000 estimated offering costs, approximately $27,500 has already been paid at December 31, 2008, resulting in $2,500 remaining costs.  Accordingly, the net tangible book values resulting from the scenarios described below have been reduced by $2,500 to reflect the remaining estimated offering costs.

If 100% of the Shares Are Sold (2,000,000 shares):

Upon completion of this Offering, in the event all of the Shares are sold, the net tangible book value of the 4,430,000 shares to be outstanding will be approximately $94,200 or $0.021 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.022 per share without any additional investment on their part.

After completion of this Offering, if 2,000,000 shares are sold, investors in this Offering will own 45% of the total number of shares then outstanding for which they will have made a cash investment of $100,000 or $0.05 per share. Our stockholders existing prior to this Offering will then own 55% of the total number of shares then outstanding, for which they made contributions of cash and liquidation of amounts owed to them totaling $31,500 or $0.013 per share.

If 50% of the Shares Are Sold (1,000,000 shares):

Upon completion of this Offering, in the event 50% of the Shares are sold, the net tangible book value of the 3,430,000 shares to be outstanding will be approximately $44,200 or approximately $0.013 per share. The net tangible book value of the shares held by our stockholders, existing prior to this Offering, will be increased by $0.014 per share without any additional investment on their part.

After completion of this Offering, if 1,000,000 shares are sold, investors in this Offering will own approximately 29% of the total number of shares then outstanding for which they will have made a cash investment of $50,000 or $0.05 per share. Our stockholders who existed prior to this Offering will then own approximately 71% of the total number of shares then outstanding, for which they made contributions of cash and liquidation of amounts owed to them totaling $31,500 or approximately $0.013 per share.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.05
Net tangible book value per share before Offering	$(0.001)
Potential gain to existing shareholders	$0.022
Net tangible book value per share after Offering	$0.021
Increase to present stockholders in net tangible book value per share
after Offering	$0.022
Capital contributions	$31,500
Number of shares outstanding before the Offering	2,430,000
Number of shares after offering assuming the sale of the maximum
number of shares sold	4,430,000
Percentage of ownership after Offering	55%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.05
Dilution per share	$0.029
Capital contributions	$100,000
Number of shares after Offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholders	24.0%
Percentage of capital contributions by new investors	76.0%
Percentage of ownership after Offering	45%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.05
Dilution per share	$0.037
Capital contributions	$50,000
Number of shares after offering held by public investors	1,000,000
Percentage of capital contributions by existing shareholders	38.7%
Percentage of capital contributions by new investors	61.3%
Percentage of ownership after Offering	29%

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of the business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SELLING SECURITY HOLDERS

The selling shareholders named in this prospectus are offering 230,000 shares of the common stock offered through this prospectus. The shares were acquired from us in an offering that was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “Act”) and Section 504 of Regulation D of the Act, as amended, and completed in December 2007.

The following table provides as of December 31, 2008, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.

The number of shares owned by each prior to this offering;

2.

The total number of shares that are to be offered for each;

3.

The total number of shares that will be owned by each upon completion of the offering;

4.

The percentage owned by each; and

5.

The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported.  In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock.  The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 2,430,000 shares outstanding as of the date of this prospectus.

	Shares	Total of	Total	Percent
	Owned Prior	Shares	Shares	Owned
Name of	To This	Offered	After	After
Selling Shareholder	Offering	For Sale	Offering	Offering

Ellis, Charles	20,000	20,000	0	0
Estevez, Roldis	30,000	30,000	0	0
Lissan, Mohamed	20,000	20,000	0	0
Rodríguez, Dailyn	80,000	80,000	0	0
Rodríguez, Merlyn	80,000	80,000	0	0

To our knowledge, none of the selling shareholders:

1.

Has had a material relationship with Healthplace or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or

2.

Are broker-dealers or affiliates of broker dealers; or

3.

Has ever been an officer or director of Healthplace.

PLAN OF DISTRIBUTION

Shares Offered by the Company will be Sold by Our Officers and Directors

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a prospectus that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Rich Patterson and Lissette Valiente, our officers and directors, will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.

Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.

Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;  and

c.

Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.

Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Shares Offered by the Selling Shareholders

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions:

1.

on such public markets or exchanges as the common stock may from time to time be trading;

2.

in privately negotiated transactions;  or

3.

in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $0.05.  The price of $0.05 per share is a fixed price until the securities are quoted for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years.  The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities and Exchange Act of 1934.  Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resale by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers.  Healthplace will apply to have its shares of common stock quoted on the OTC Bulletin Board immediately after the date of this prospectus. We anticipate once the shares are quoted on the OTC Bulletin Board the selling shareholders will sell their shares directly into any market created. Selling shareholders will offer their shares at a fixed price of $0.05 per share until the common stock is quoted on the OTC Bulletin Board at which time the prices the selling shareholders will receive will be determined by the market conditions. Selling shareholders may also sell in private transactions. We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-

dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling shareholders will be borne by the shareholder. The selling shareholders will, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, we will be required to file a post effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of un-legended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If the Company’s common shares are quoted for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock”.  For the purposes relevant to Healthplace, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade.

The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. While we have no formal agreement to provide funding with our directors, they have verbally agreed to advance additional funds in order to complete the registration statement process.  Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

Terms of the Offering

The Shares offered by the Company will be sold at the fixed price of $0.05 per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this prospectus) and continue for a period of 420 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will not receive any proceeds from the sale of any of the 230,000 shares by the selling shareholders.  We will be selling all of the 2,000,000 shares of common stock we are offering as a self underwritten offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable. All checks for subscriptions should be made payable to “Healthplace Corporation”.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 100,000,000 shares of preferred stock, par value $0.001.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Reference is made to the Company’s Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

While our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of preferred stock, $0.001 par value per share, no preferred shares have been issued nor are contemplated to be issued in the near future.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this Offering is completed, the present stockholders will own 49.7% of our outstanding shares and the purchasers in this Offering will own 50.3%.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the three-month period ended September 30, 2008 and our audited statements for the period from inception (March 16, 2007) through June 30, 2008 are included in this prospectus. Randall N. Drake, CPA, PA, of Clearwater, Florida, has audited our June 30, 2008 statements.  We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Parsons/Burnett, LLP, 2070 Skyline Tower, 10900 NE 4th Street, Bellevue, WA 98004 has passed upon the validity of the Shares being offered and certain other legal matters and is representing us in connection with this Offering.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

Healthplace Corporation was incorporated in the State of Nevada on March 16, 2007, and our fiscal year-end is June 30. The company's administrative offices are located at 8264 Key Royal Cir # 833, Naples, FL 34119, the telephone number is (239) 206-4532.

Healthplace Corporation has no revenues or active business operations, and has only limited cash on hand. We have sustained losses since inception and have relied solely upon the sale of our securities and loans from our corporate officers and directors for funding.

Healthplace has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding. Healthplace, its directors, officers, affiliates and promoters, have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Principal Products, Services and Their Markets

Healthplace Corporation is a web based service provider in the business of offering an online service where health practitioners (chiropractors, dentists, message therapists, occupational therapists, counselors, etc.) can access and purchase products and services to improve their work and home lives; including books, CDs, clothing, and accessories geared to the concerns and issues of these practitioners.  The Healthplace website is a forum for practitioners to meet online and share ideas. We will accomplish this goal by creating a user friendly website whereby practitioners will be able to communicate with each other via the online chat forum and purchase a variety of the goods and services available to them. We have concluded that a minimum capital investment of $50,000 or the sale of 50% of this Offering is required in order to develop a user friendly workable website. However, in order to effectively develop our business plan, we feel that at least $100,000 or 100% of this Offering is required.

Healthplace anticipates that it will take six months, following commencement, in order to complete this Offering at which time we will contract out development of the website, advertise for and to purchase advertising, source customers, source product offerings and build inventory.

We anticipate that website development will take approximately three months and sourcing customers will begin upon completion of the website. As such, we expect to generate revenues from advertising and revenue from the sale of product in the last two months of the first year following commencement of the Offering.

Distribution Methods

We will offer our services to practitioners via our website www.yourhealthplace.net.

Status of Publicly Announced New Products or Services

Healthplace currently has no new publicly announced products or services.

Competitive Business Conditions and Strategy; Healthplace's Position in the Industry

Healthplace intends to establish itself as a competitive company in an already existing online products, services and community building market. Healthplace’s main competitors will be classified and less specific websites such as craigslist.

Our strategic approach is to offer an online service where health practitioners (chiropractors, dentists, message therapists, occupational therapists, counselors, etc.) access products and services to improve their work and home lives and also have the ability to communicate with each other via our online forum.

Sources and Availability of Raw Materials and Names of Principal Suppliers

Healthplace will be selling ad space on our own website and selling Books, CDs and accessories for health practitioners from wholesalers.  We have not currently identified any of these wholesalers.

Dependence on one or a few major customers

Healthplace's business plan is dependent upon finding health practitioners from varied fields of practice located in North America.

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan which require a patent, trademark, or product license. We have not entered into any vendor agreements or contracts that give or could give rise to any obligations or concessions.

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

We are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

In addition, because our services will result in the distribution of advertisements over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

Research and Development Activities and Costs

We have spent no time on specialized research and development activities, and have no plans to undertake any research or development in the future.

Compliance with Environmental Laws

There are no special environmental laws for offering advertising services on the internet.

Number of Employees

Healthplace has no employees. The officers and directors are donating their time to the development of the company, and intend to do whatever work is necessary in order to bring us to the point of earning revenues. We have no other employees, and do not foresee hiring any additional employees in the near future.

Reports to Security Holders

Healthplace voluntarily makes available an annual report including audited financials on Form 10-K to security holders. We file the necessary reports with the SEC pursuant to the Exchange Act, including but not limited to, the report on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other electronic information regarding Healthplace and filed with the SEC at http://www.sec.gov.

DESCRIPTION OF PROPERTY

Healthplace's principal place of business and corporate offices are located at 8264 Key Royal Cir. #833, Naples, FL 34119, the telephone number is (239) 206-4532.  The office is a home office in the principle residence of a friend of Lissette Valiente, for which we pay $200 a month rent.  We do not have any formal rental agreement and therefore, this arrangement can be broken by either party at any time, without any prescribed amount of notice.  We have access to an office space of approximately 150 sq ft. that includes computer equipment, fax machine and internet access.  We have no intention of finding, in the near future, another office space to rent during the development stage of the company.

Healthplace does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Of the 2,430,000 shares of common stock outstanding as of December 31, 2008, 2,200,000 shares were owned by Mr. Patterson and Ms. Valiente and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

- - contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

- - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- - contains a toll-free telephone number for inquiries on disciplinary actions;

- - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

- the bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares in this Offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the Shares offered hereby.

Reports

Following the effective date of this Registration Statement we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

		From	From
	Three	Inception	Inception
	Months	(March 16,	(March 16,
	Ended	2007) to	2007) to
	September 30,	September 30,	September 30,
	2008	2007	2008

Total expenses	$ 4,197	$ 11,943	$ 31,012
Operating revenue	-	-	-
Net loss from continuing operations	(4,197)	(11,943)	(31,012)
Cash raised by financing activities	-	20,000	31,500
Cash used in operating activities	(3,242)	(9,537)	(24,742)
Cash and cash equivalents on hand	6,758	10,463	6,758
Net loss per common share: Basic and Diluted	(0.00)	-	-
Weighted average number of common shares outstanding:
Basic and diluted	2,430,000	-	-
Cash dividends declared per common share	-	-	-
Property and equipment, net	-	-	-
Long-term debt	-	-	-
Stockholders’ equity	488	8,057	488

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Healthplace Corporation.

Results of Operations

We have generated no revenues since inception and have incurred $31,012 in expenses through September 30, 2008.

The following table provides selected financial data about our company for the period ended September 30, 2008 and 2007, respectively.

                 Balance Sheet Data:

9/30/08

9/30/07

                 Cash

$    6,758

$  10,463

                 Total assets

$    6,758

$  11,057

                 Total liabilities

$    6,270

$    3,000

                 Stockholders' equity

$       488

$    8,057

Plan of Operation

Statements contained herein which are not historical facts are forward-looking statements as that term is defined by the Private Securities Litigation Reform Act of 1995. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus. Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses. This is because we have not generated any revenues from the sale of minerals and no sales are yet possible.  There is no assurance we will ever reach this point. Accordingly, we must raise sufficient capital from sources.  Our only other source for cash at this time is investments by others. We must raise cash to stay in business. In response to these problems, management intends to raise additional funds through public or private placement offerings.

Healthplace is a development stage company that has no active operations, no revenue, no financial backing and limited assets.  Our plan is to develop a web based business offering an online service where health practitioners (chiropractors, dentists, massage therapists, occupational therapists, counselors, etc.) access products and services to improve their work and home lives.  Books, CDs, clothing, and accessories geared to the concerns and issues of these practitioners.  The Healthplace website will be a forum for practitioners to meet online and share ideas. We will accomplish this goal by creating a user friendly website whereby suppliers will purchase advertising within their area of expertise and customers of those services will be able to search for a health practitioner.

We will start operations by contracting out the development of the website before we will consider the financing to be sufficient to hire a developer and begin development of the website.During the first year of operations, the 12 month period from the date of this report, Healthplace will concentrate on finding the required investment capital, apply to get its common stock listed on a national exchange, develop its website, find advertisers, and market our goods and services

Following completion of our Offering, we will contract out development of the website, advertise for and source customers to purchase advertising.  We anticipate that development of the website will take approximately three months and sourcing customers will begin upon completion of the website. As such, we expect to generate revenues from advertising in the last two months of the first year following commencement of our Offering.

Upon raising sufficient funds, we will purchase one computer server and contract out the development of the website.

Once we have completed development of the website we will begin to source health practitioners.  We will advertise for them through trade magazines and source other industry related websites and approach them to engage in co-marketing agreements. Once we achieve a minimum of 10 health practitioners in a local market we will release the website as a live interactive platform.  We will work on two geographical markets at one time.  We will not purchase a computer server or begin development of the website until after the close of our Offering.

In the event that we are unable to raise sufficient funds from our Offering, we will endeavor to proceed with our plan of operations by locating alternative sources of financing.  Although there are no written agreements in place, one form of alternative financing that may be available to us is self-financing through contributions from the officers and directors. While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and Healthplace.

During the first year of operations, our officers and directors will also provide their labor at no charge. We do not anticipate hiring any staff during the first 12 months of operation.

The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will depend on how fast we can generate sales revenue.

At present, we only have enough cash on hand to cover the completion of our offering.

If we do not raise sufficient funds to proceed with the implementation of our business plan, we may have to find alternative sources of funds, like a second public offering, a private placement of securities, or loans from our officers or third parties (such as banks or other institutional lenders). Equity financing could result in additional dilution to then existing shareholders.

If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue to maintain, develop or expand our operations.

We have no plans to undertake any product research and development during the next 12 months.

Description of Expenditures

The following chart details our budget for expenditures for the twelve month period. It is based on the assumption that we will raise the entire $100,000 or 100% of the funds that we seek from our Offering.

Expenditure Item
Computer Servers	10,000
Web Development	15,000
Advertising & Promotion	40,000
Initial Inventory	10,000
Professional Fees	15,000
Office and Miscellaneous Expenses	10,000

Total	$100,000

The above expenditures are defined as follows:

Computer Servers: This item refers to the amount of money that we will spend on the actual purchase of three computer servers including set-up.

Website Development: This item refers to the fees that will be paid to the software/web developer to develop the website and all the functionality necessary to sell our products and services and allow users to utilize the forum.

Advertising and Promotion: This item refers to the cost of advertising our services using trade magazines, purchasing online ads visited by health practitioners and source other industry related websites and approach them to engage in co-marketing agreements.   This item also refers to focus group testing with practitioners prior to website launch.

Initial Inventory: This item refers to an initial inventory of CD’s, books, clothing and accessories for the retail sales portion of the website.

Professional Fees: This item refers to all legal services and accounting fees that will be incurred by the company.

Office and Miscellaneous Expenses: These are the costs of operating our offices including telephone services, mail, stationary, accounting, acquisition of office equipment and supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance.  We are a development stage company and have not generated revenues from operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we only have enough cash on hand to cover the completion of our offering.

While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and Healthplace.  During the first year of operations, our officers and directors will also provide their labor at no charge.

If we are unable to meet our needs for cash from either the money that we raise from our offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months.  There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from our offering.  We cannot guarantee that we will be able to sell all the shares.  If we are successful the money raised will be applied to the items set forth in this plan of operations.

Our directors have agreed to advance funds as needed until the public offering is completed or failed.  While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $20,000 through the sale of common stock to Rich Patterson, who purchased 400,000 shares of common stock at $0.005 on March 17, 2007, 1,300,000 shares of common stock at $0.01 on May 25, 2007, and Lissette Valiente, who purchased 500,000 shares of common stock at $0.01 on May 25, 2007.  In December 2007 we received $11,500 from 5 unrelated shareholders who purchased 230,000 shares of our common stock at $0.05 per share.  From inception until the date of this filing we have had limited operating activities.  Our financial statements from inception (March 16, 2007) through the period ended September 30, 2008 reported no revenues and a net loss of $31,012.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Application of Critical Accounting Policies

Our financial statements have been prepared on a going concern basis. We have accumulated a deficit of $31,012 from inception (March 16, 2007) to September 30, 2008. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. We have historically satisfied our working capital needs primarily by sales of securities and at September 30, 2008, we had working capital of $488. These financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $6,758 and $10,000 in cash and cash equivalents at September 30, 2008 and June 30, 2008, respectively.

Start-Up Costs

In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, “Reporting on the Costs of Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Net Income or (Loss) Per Share of Common Stock

The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic and diluted earnings per share:

	Three Months Ended September 30,
	2008	2007

Net loss	$(4,197)	$(4,907)

Weighted average common shares	2,430,000	2,200,00
outstanding (Basic)
Options	-	-

Warrants	-	-
Weighted average common shares
outstanding (Diluted)	2,430,000	2,200,000

Net loss per share (Basic and Diluted)	$(0.00)	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Foreign Currency Transactions

The Company’s functional and reporting currency is the US dollar.  All transactions initiated in other currencies are translated into US dollars using the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are translated into the US dollar at the rate of exchange in effect at the balance sheet date.  Unrealized exchange gains and losses arising from such transactions are deferred until realization and are included as a separate component of stockholders’ equity (deficit) as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

No significant realized exchange gains or losses were recorded from inception (March 16, 2007) to September 30, 2008.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements.”  Revenue will consist of internet sales income and will be recognized only when all of the following criteria have been met:

i)

Persuasive evidence for an agreement exists;

ii)

Delivery has occurred;

iii)

The fee is fixed or determinable; and

iv)

Revenue is reasonably assured.

Recent Accounting Pronouncements

None of the following new pronouncements has current application to the Company, but will be implemented in the Company’s future financial reporting when applicable.

In May 2008, FASB issued Financial Accounting Standards No. 163, “Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, Accounting for Contingencies. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.

In May 2008, FASB issued Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.

In March 2008, FASB issued Financial Accounting Standards No. 161, “Disclosure about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133.” The use and complexity of derivative instruments and hedging activities have increased significantly over the past several years. Constituents have expressed concerns that the existing disclosure requirements in FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities”, do not provide adequate information about how derivative and hedging activities affect an entity’s financial position, financial performance, and cash flows. Accordingly, this Statement requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.

In December 2007, FASB issued Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.” This statement amends ARB No. 51 to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards of the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent.  SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.

In December 2007, FASB issued a revision to Financial Accounting Standards No. 141 (revised 2007), “Business Combinations.”  The objective of this Statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On August 22, 2008, the Company dismissed its independent accountant, Moore & Associates, Chartered.  Moore & Associates, Chartered, audited our financial statements for the period from inception (March 16, 2007) through September 30, 2007.  The dismissal of Moore & Associates, Chartered, was approved by our Board of Directors on August 22, 2008.

The report of Moore & Associates, Chartered, dated December 17, 2007, on our balance sheet as of the three months ended September 30. 2007, and the year ended June 30, 2007, and the related statements of operations, stockholders’ equity and cash flows through September 30, 2007, and Inception on March 16, 2007, through September 30, 2007, did not contain an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report raised substantial doubts on our ability to continue as a going concern as a result of our losses from operations since inception.

During the period from inception on March 16, 2007, through the year ended June 30, 2007, and the interim period preceding our decision to dismiss Moore & Associates, Chartered, we had no disagreement with the firm on any matter of accounting principles or practices, financial statement disclosures, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Moore & Associates, Chartered, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

On August 21, 2008, the Company engaged Randall N. Drake CPA, PA, of Clearwater, Florida as its new independent accountant.  During the period from inception on March 16, 2007, through the year ended June 30, 2007, and the interim period prior to retaining Randall N. Drake CPA, PA (1) neither we nor anyone on our behalf consulted Randall N. Drake CPA, PA regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K, and (2) Randall N. Drake CPA, PA did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is appointed by the board of directors (the “Board”) to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Rich Patterson	36	President, Chief Executive Officer (CEO),
8264 Key Royal Cir # 833		Chief Financial Officer (CFO), Treasurer, and Director
Naples, FL 34119

Lissette Valiente	39	Secretary and Director
8264 Key Royal Cir # 833
Naples, FL 34119

Rich Patterson has held the positions of president, CEO, CFO, treasurer, and Director since March 16, 2007 and Lissette Valiente has held the position of secretary and director since May 25, 2007. The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders. The officers and directors set forth herein are our only officers, directors, promoters and control persons, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Rich Patterson, the President and Director of the Company, currently devotes up to 20 hours per week to Company matters.  Lissette Valiente, our Secretary and Director, currently devotes up to 8 hours per week to Company matters.  After receiving funding per our business plan Mr. Patterson will continue to devote up 50% of his time (20 hours per week) to manage the affairs of the Company. Ms. Valiente will continue to devote up to 20% (8 hours per week) of her time to manage the affairs of the Company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officers and Directors

Rich Patterson

From April 1999 Mr. Patterson has been President of Patterson Brands & Rewards, Vancouver, British Columbia. Patterson Brands is in the business of distributing branded corporate gifts and apparel.  Within Mr. Patterson’s duties to Patterson Brands he is responsible for business development, accounting, finance and budgeting, as well as payroll.  Prior to Patterson Brands Mr. Patterson worked as a marketing manager for Roots Canada Ltd. From 1996 to 1999.  Prior to 1996 Mr. Patterson worked in various public relations roles with the provincial and federal governments.

After this offering is completed, Mr. Patterson will continue to devote up to 50% of his time to us, or approximately 20 hours per week to our operations.  Currently, the remaining 50% of Mr. Patterson’s time is devoted to his running Patteson Brands & Rewards.

Lissette Valiente

Ms. Valiente recently graduated from Miami Dade Community College - Medical Campus, in Miami, FL.  She obtained an Associate Science Diploma, as a Registered Nurse (RN).

From 2001 – present, Ms. Valiente has been employed by Palm Springs General Hospital, in Hialeah, FL.  From 2005 – present, she has been working as a Licenced Practitioner Nurse (LPN), and previous to this (2001-2005) she worked as a Pharmacy Technician.

After this offering is completed, Ms. Valiente will continue to devote up to 20% of her time to us, or approximately 8 hours per week to our operation.  Currently, the remaining 80% of Ms. Valiente’s time is devoted to her work as a nurse.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the period of inception (March 16, 2007) to the period ended September 30, 2008 to

(i)

all individuals serving as Healthplace’s principal executive officer or acting in a similar capacity during the period (“PEO”), regardless of compensation level;

(ii)

Healthplace’s two most highly compensated executive officers other than the PEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and

(iii)

up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of Healthplace at the end of the period.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rich Patterson, CEO, CFO, Treasurer, Director (PEO)	2008 2007	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Lissette Valiente, Secretary, Director	2008 2007	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Currently, none of our officers and/or directors is being compensated for their services during the development stage of our business operations.

We have not paid any salaries in 2007, and we do not anticipate paying any salaries at any time in 2008.  We will not begin paying salaries until we have adequate funds to do so.

The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf.  In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Rich Patterson	0	0	0	0	0	0	0	0	0
Lissette Valiente	0	0	0	0	0	0	0	0	0

We have not issued any stock options or maintained any stock option or other incentive plans since our inception.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.  Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.

Compensation of Directors

None of our directors receive any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the period ended September 30, 2008, there were no other arrangements between us and our directors that resulted in our making payments to any of our directors for any services provided to us by them as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all Shares in this Offering, which we can not guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

	No. of Shares	No. of	Percentage	Percentage
Name and Address	Owned	Shares	of Ownership	Of Ownership
Of Beneficial	Before	Owned After	Before	After
Owner (1)	Offering	Offering	Offering	Offering (2)

Rich Patterson	1,700,000	1,700,000	70.0%	38.4%
8264 Key Royal Cir #833
Naples, FL 34119

Lissette Valiente	500,000	500,000	20.6%	11.3%
8264 Key Royal Cir # 833
Naples, FL 34119

(1)

The persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

(2)

Assuming 2,000,000 shares are sold.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 17, 2007, 400,000 shares of Healthplace's common stock were issued to Rich Patterson, an officer and director of the Company, at the price of $0.005 per share (a total of $2,000) and on May 25, 2007,1,300,000 shares of Healthplace Corporation’s common stock were issued to Mr. Patterson at the price of $0.01 per share (a total of $13,000.00).  On May 25, 2007, 500,000 shares of Healthplace's common stock were issued to Lissette Valiente, an officer and director of the Company, at the price of $0.01 per share (a total of $5,000.00).

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Pursuant to the Company’s Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS

The audited financial statements of Healthplace Corporation for the year ended June 30, 2008 and the six months ended December 31, 2008, the period of inception (March 16, 2007) to

December 31, 2008, the cumulative period from inception to December 31, 2008, and related notes which are included in this offering have been examined by Randall N. Drake, CPA, PA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

HEALTHPLACE CORPORATION

(A Development Stage Company)

INTERIM FINANCIAL STATEMENTS

DECEMBER 31, 2008

(Unaudited)

Healthplace Corporation

(A Development Stage Company)

Balance Sheets

ASSETS

	As at	As at
	December 31,	June 30,
	2008	2008
	(Unaudited)	(Audited)

CURRENT ASSETS
Cash and cash equivalents	$2,192	$10,000

TOTAL ASSETS	$2,192	$10,000

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$6,920	$5,315

TOTAL LIABILITIES	6,920	5,315

STOCKHOLDERS' EQUITY
Capital Stock (Note 3)
Authorized:
100,000,000 preferred shares, $0.001 par value
100,000,000 common shares, $0.001 par value
Issued and outstanding shares:
2,430,000 common shares	2,430	2,430
Capital in excess of par value	29,070	29,070
Deficit accumulated during the development stage	(36,228)	(26,815)
Total Stockholders' Equity (Deficit)	(4,728)	4,685

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$2,192	$10,000

-The accompanying notes are an integral part of these financial statements -

Healthplace Corporation

(A Development Stage Company)

 Interim Statements of Operation

(Unaudited)

					Cumulative
					From Inception
					(March 16, 2007) to
	Three Months Ended December 31,		Six Months Ended December 31,		December 31,
	2008	2007	2008	2007	2008

REVENUES	$-	$-	$-	$-	$-

OPERATING EXPENSES
Professional fees	4,470	3,679	7,890	8,503	32,771
General and administrative	745	12	1,523	95	3,457

Total Operating Expenses	5,215	3,691	9,413	8,598	36,228

Other Income (Expense)	-	-	-	-	-

Net Loss Applicable to
Common Shares	$(5,215)	$(3,691)	$(9,413)	$(8,598)	$(36,228)

PER SHARE DATA:

Basic and diluted loss per
common share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of
common shares outstanding	2,430,000	2,245,495	2,430,000	2,222,623

-The accompanying notes are an integral part of these financial statements -

Healthplace Corporation

(A Development Stage Company)

Interim Statement of Changes in Stockholders’ Equity (Deficit)

For the Period of March 16, 2007 (Inception) to December 31, 2008

				Deficit
				Accumulated
			Capital in	During the
	Common Stock		Excess of	Development
	Shares	Amount	Par Value	Stage	Total

Inception - March 16, 2007	-	$-	$-	$-	$-
Common shares issued to an officer and
director at $0.005 cash per share, March 17, 2007	400,000	400	1,600	-	2,000
Common shares issued to officers and
directors at $0.01 cash per share, May 25, 2007	1,800,000	1,800	16,200	-	18,000
Loss for the period	-	-	-	(7,036)	(7,036)

Balance - June 30, 2007 (Audited)	2,200,000	2,200	17,800	(7,036)	12,964

Common shares issued to unaffiliated investors
at $0.05 cash per share, December 13, 2007	230,000	230	11,270	-	11,500
Loss for the year	-	-	-	(19,779)	(19,779)

Balance – June 30, 2008 (Audited)	2,430,000	2,430	29,070	(26,815)	4,685

Loss for the period	-	-	-	(9,413)	(9,413)

Balance – December 31, 2008 (Unaudited)	2,430,000	$2,430	$29,070	$(36,228)	$(4,728)

-The accompanying notes are an integral part of these financial statements -

Healthplace Corporation

(A Development Stage Company)

Interim Statements of Cash Flows

(Unaudited)

			Cumulative
			From Inception
			(March 16, 2007) to
	Six Months Ended December 31,		December 31,
	2008	2007	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(9,413)	$(8,598)	$(36,228)

Changes in Operating Assets and Liabilities:
(Increase) in prepaid expenses	-	-	-
Increase in accounts payable and accrued liabilities	1,605	3,567	6,920
Net Cash Used in Operating Activities	(7,808)	(5,031)	(29,308)

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash Provided by (Used in) Investing Activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Common stock issued for cash	-	11,500	31,500
Net Cash Provided by Financing Activities	-	11,500	31,500

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(7,808)	6,469	2,192

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	10,000	15,482	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,192	$21,951	$2,192

Supplemental Cash Flow Disclosures:
Cash paid for Interest	$-	$-	$-
Cash paid for Income Taxes	$-	$-	$-

-The accompanying notes are an integral part of these financial statements -

Healthplace Corporation

(A Development Stage Company)

Notes to Interim Financial Statements

December 31, 2008

(Unaudited)

NOTE 1 -

ORGANIZATION AND DESCRIPTION OF BUSINESS

Healthplace Corporation (the “Company”) was incorporated on March 16, 2007 in the State of Nevada, U.S.A.  It is based in Naples, Florida.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is June 30.

The Company is a developmental stage company and is a web based service provider in the business of offering an online service where health practitioners (chiropractor, dentist, message therapist, occupational therapist, counselors, etc.) can access and purchase products and services to improve their work and home lives.  Books, CDs, clothing, and accessories geared to the concerns and issues of these practitioners. To date, the Company’s activities have been limited to its formation and the raising of equity capital.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $2,192 and $10,000 in cash and cash equivalents at December 31, 2008 and June 30, 2008, respectively.

Start-Up Costs

In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, “Reporting on the Costs of Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Healthplace Corporation

(A Development Stage Company)

Notes to Interim Financial Statements

December 31, 2008

(Unaudited)

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Income or (Loss) Per Share of Common Stock

The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic and diluted earnings per share:

	Three Months Ended December 31,		Six Months Ended December 31,
	2008	2007	2008	2007

Net loss	$(5,215)	$(3,691)	$(9,413)	$(8,598)

Weighted average common shares	2,430,000	2,245,495	2,430,000	2,222,623
outstanding (Basic)
Options	-	-	-	-
Warrants	-	-	-	-
Weighted average common shares
outstanding (Diluted)	2,430,000	2,245,495	2,430,000	2,222,623

Net loss per share (Basic and Diluted)	$(0.00)	$(0.00)	$(0.00)	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Foreign Currency Transactions

The Company’s functional and reporting currency is the US dollar.  All transactions initiated in other currencies are translated into US dollars using the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are translated into the US dollar at the rate of exchange in effect at the balance sheet date.  Unrealized exchange gains and losses arising from such transactions are deferred until realization and are included as a separate component of stockholders’ equity (deficit) as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

No significant realized exchange gains or losses were recorded from inception (March 16, 2007) to December 31, 2008.

Healthplace Corporation

(A Development Stage Company)

Notes to Interim Financial Statements

September 30, 2008

(Unaudited)

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements.”  Revenue will consist of internet sales income and will be recognized only when all of the following criteria have been met:

v)

Persuasive evidence for an agreement exists;

vi)

Delivery has occurred;

vii)

The fee is fixed or determinable; and

viii)

Revenue is reasonably assured.

Recent Accounting Pronouncements

None of the following new pronouncements has current application to the Company, but will be implemented in the Company’s future financial reporting when applicable.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises.” That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under SFAS No. 5, “Accounting for Contingencies.” This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.

Healthplace Corporation

(A Development Stage Company)

Notes to Interim Financial Statements

September 30, 2008

(Unaudited)

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.”

In March 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133.” The use and complexity of derivative instruments and hedging activities have increased significantly over the past several years. Constituents have expressed concerns that the existing disclosure requirements in SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” do not provide adequate information about how derivative and hedging activities affect an entity’s financial position, financial performance, and cash flows. Accordingly, this Statement requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.” This statement amends ARB No. 51 to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards of the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends).

In December 2007, the FASB issued a revision to SFAS No. 141 (revised 2007), “Business Combinations.”  The objective of this Statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

NOTE 3 -   CAPITAL STOCK

Authorized Stock

The Company has authorized 100,000,000 common shares and 100,000,000 preferred shares, both with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Healthplace Corporation

(A Development Stage Company)

Notes to Interim Financial Statements

September 30, 2008

(Unaudited)

NOTE 3 -   CAPITAL STOCK (continued)

Share Issuance

Since inception (March 16, 2007), the Company has issued 400,000, 1,800,000, and 230,000 common shares at $0.005, $0.01, and $0.05 per share, respectively, resulting in total cash proceeds of $31,500, being $2,430 for par value shares and $29,070 for capital in excess of par value.  There were 2,430,000 common shares issued and outstanding at December 31, 2008.  Of these shares, 2,200,000 were issued to our directors and officers of the Company, and 230,000 were issued to unaffiliated investors. There are no preferred shares outstanding.  The Company has issued no authorized preferred shares.  The Company has no stock option plan, warrants or other dilutive securities.

NOTE 4 -

PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under SFAS No. 109 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. Minimal development stage deferred tax assets arising as a result of net operating loss carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from March 16, 2007 (date of inception) through December 31, 2008 of $36,228 will begin to expire in 2027. Accordingly, deferred tax assets of approximately $12,300 were offset by the valuation allowance, which increased by approximately $3,300 and $2,900 during the six months ended December 31, 2008 and 2007, respectively.

NOTE 5 -

GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As at December 31, 2008, the Company has a loss from operations of $9,413, an accumulated deficit of $36,228, and working capital deficiency of $4,728 and has earned no revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending June 30, 2009.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.

In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Healthplace Corporation

(A Development Stage Company)

Notes to Interim Financial Statements

September 30, 2008

(Unaudited)

HEALTHPLACE CORPORATION

(A Development Stage Company)

AUDITED FINANCIAL STATEMENTS

JUNE 30, 2008 and 2007

Healthplace Corporation

(A Development Stage Company)

Notes to Interim Financial Statements

September 30, 2008

(Unaudited)

HEALTHPLACE CORPORATION

(A Development Stage Company)

INDEX TO AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD OF MARCH 16, 2007 (INCEPTION) TO JUNE 30, 2008

Page(s)

Report of Independent Registered Public Accounting Firm

58

Balance Sheets at June 30, 2008 and 2007

59

Statements of Operations for the year ended June 30, 2008, from inception

(March 16, 2007) to June 30, 2007, and cumulative totals from inception

(March 16, 2007) to June 30, 2008

60

Statements of Stockholders' Equity for the period of March 16, 2007 (inception)

to June 30, 2008

61

Statements of Cash Flows for the year ended June 30, 2008, from inception

(March 16, 2007) to June 30, 2007, and cumulative totals from inception

(March 16, 2007 to June 30, 2008

62

Notes to Audited Financial Statements

63-67

Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, FL  33760

727.536.4863

Randall@RDrakeCPA.com

________________________________

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Healthplace Corporation;

Naples, Florida

We have audited the accompanying balance sheets of Healthplace Corporation as of June 30, 2008 and June 30, 2007 and the related statements of operations, stockholders’ equity, and cash flows for the years ended June 30, 2008 and for the period March 16, 2007 (date of inception) through June 30, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provided a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2008 and 2007 and the results of its operations and its cash flows for the year ended June 30, 2008 and for the period March 16, 2007 (date of inception) through June 30, 2007 in conformity with accounting principles generally accepted in the United States of America

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in footnote 5 to the financial statements, the Company has not generated revenue and has not established operations which raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 5.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Randall N. Drake, CPA PA

Clearwater, Florida

September 26, 2008

Healthplace Corporation

(A Development Stage Company)

Balance Sheets

As at June 30,

ASSETS

	2008	2007

CURRENT ASSETS
Cash and cash equivalents	$10,000	$15,482

TOTAL ASSETS	$10,000	$15,482

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$5,315	$2,518

TOTAL LIABILITIES	5,315	2,518

STOCKHOLDERS' EQUITY
Capital Stock (Note 3)
Authorized:
100,000,000 preferred shares, $0.001 par value
100,000,000 common shares, $0.001 par value
Issued and outstanding shares:
2,430,000 (June 30, 2007 - 2,200,000) common shares	2,430	2,200
Capital in excess of par value	29,070	17,800
Deficit accumulated during the development stage	(26,815)	(7,036)
Total Stockholders' Equity	4,685	12,964

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,000	$15,482

-The accompanying notes are an integral part of these financial statements -

Healthplace Corporation

(A Development Stage Company)

Statements of Operations

			Cumulative
	For the	From Inception	From Inception
	Year Ended	(March 16, 2007) to	(March 16, 2007) to
	June 30,	June 30,	June 30,
	2008	2007	2008

REVENUES	$-	$-	$-

OPERATING EXPENSES
Professional fees	17,863	7,018	24,881
General and administrative	1,916	18	1,934

Total Operating Expenses	19,779	7,036	26,815

Other Income (Expense)	-	-	-

Net Loss Applicable to
Common Shares	$(19,779)	$(7,036)	$(26,815)

PER SHARE DATA:

Basic and diluted loss per
common share	$(0.01)	$(0.01)

Weighted average number of
common shares outstanding	2,326,027	1,011,321

-The accompanying notes are an integral part of these financial statements -

Healthplace Corporation

(A Development Stage Company)

Statement of Changes in Stockholders’ Equity

For the Period of March 16, 2007 (Inception) to June 30, 2008

				Deficit
				Accumulated
			Capital in	During the
	Common Stock		Excess of	Development
	Shares	Amount	Par Value	Stage	Total

Inception - March 16, 2007	-	$-	$-	$-	$-
Common shares issued to an officer and
director at $0.005 cash per share, March 17, 2007	400,000	400	1,600	-	2,000
Common shares issued to officers and
directors at $0.01 cash per share, May 25, 2007	1,800,000	1,800	16,200	-	18,000
Loss for the period	-	-	-	(7,036)	(7,036)

Balance - June 30, 2007	2,200,000	$2,200	$17,800	$(7,036)	$12,964

Common shares issued to unaffiliated investors
at $0.05 cash per share, December 13, 2007	230,000	230	11,270	-	11,500
Loss for the year	-	-	-	(19,779)	(19,779)

Balance – June 30, 2008	2,430,000	$2,430	$29,070	$(26,815)	$4,685

-The accompanying notes are an integral part of these financial statements -

Healthplace Corporation

(A Development Stage Company)

Statements of Cash Flows

			Cumulative
	For the	From Inception	From Inception
	Year Ended	(March 16, 2007) to	(March 16, 2007) to
	June 30,	June, 30	June 30,
	2008	2007	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(19,779)	$(7,036)	$(26,815)

Changes in Operating Assets and Liabilities:
Increase in accounts payable and accrued liabilities	2,797	2,518	5,315
Net Cash Used in Operating Activities	(16,982)	(4,518)	(21,500)

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash Provided by (Used in) Investing Activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Common stock issued for cash	11,500	20,000	31,500
Net Cash Provided by Financing Activities	11,500	20,000	31,500

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(5,482)	15,482	10,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	15,482	-	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$10,000	$15,482	$10,000

Supplemental Cash Flow Disclosures:
Cash paid for Interest	$-	$-	$-
Cash paid for Income Taxes	$-	$-	$-

-The accompanying notes are an integral part of these financial statements -

Healthplace Corporation

(A Development Stage Company)

Notes to Audited Financial Statements

June 30, 2008 and 2007

NOTE 1 -

ORGANIZATION AND DESCRIPTION OF BUSINESS

Healthplace Corporation (the “Company”) was incorporated on March 16, 2007 in the State of Nevada, U.S.A.  It is based in Naples, Florida.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is June 30.

The Company is a developmental stage company and is a web based service provider in the business of offering an online service where health practitioners (chiropractor, dentist, message therapist, occupational therapist, counselors, etc.) can access and purchase products and services to improve their work and home lives.  Books, CDs, clothing, and accessories geared to the concerns and issues of these practitioners. To date, the Company’s activities have been limited to its formation and the raising of equity capital.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $10,000 and $15,482 in cash and cash equivalents at June 30, 2008 and 2007, respectively.

Start-Up Costs

In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, “Reporting on the Costs of Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Healthplace Corporation

(A Development Stage Company)

Notes to Audited Financial Statements

June 30, 2008 and 2007

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Income or (Loss) Per Share of Common Stock

The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic and diluted earnings per share:

		From Inception
		(March 16,
	Year Ended	2007) to
	June 30,	June 30,
	2008	2007

Net loss	$(19,779)	$(7,036)

Weighted average common shares
outstanding (Basic)	2,326,027	1,011,321
Options	-	-
Warrants	-	-
Weighted average common shares
outstanding (Diluted)	2,326,027	1,011,321

Net loss per share (Basic and Diluted)	$(0.01)	$(0.01)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Foreign Currency Transactions

The Company’s functional and reporting currency is the US dollar.  All transactions initiated in other currencies are translated into US dollars using the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are translated into the US dollar at the rate of exchange in effect at the balance sheet date.  Unrealized exchange gains and losses arising from such transactions are deferred until realization and are included as a separate component of stockholders’ equity (deficit) as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

No significant realized exchange gains or losses were recorded from inception (March 16, 2007) to June 30, 2008.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements.”  Revenue will consist of internet sales income and will be recognized only when all of the following criteria have been met:

i)

Persuasive evidence for an agreement exists;

ii)

Delivery has occurred;

iii)

The fee is fixed or determinable; and

iv)

Revenue is reasonably assured.

Recent Accounting Pronouncements

None of the following new pronouncements has current application to the Company, but will be implemented in the Company’s future financial reporting when applicable.

In May 2008, FASB issued Financial Accounting Standards No. 163, “Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, Accounting for Contingencies. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Healthplace Corporation

(A Development Stage Company)

Notes to Audited Financial Statements

June 30, 2008 and 2007

Recent Accounting Pronouncements (continued)

In May 2008, FASB issued Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.

In March 2008, FASB issued Financial Accounting Standards No. 161, “Disclosure about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133.” The use and complexity of derivative instruments and hedging activities have increased significantly over the past several years. Constituents have expressed concerns that the existing disclosure requirements in FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities”, do not provide adequate information about how derivative and hedging activities affect an entity’s financial position, financial performance, and cash flows. Accordingly, this Statement requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.

In December 2007, FASB issued Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.” This statement amends ARB No. 51 to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards of the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent.  SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.

In December 2007, FASB issued a revision to Financial Accounting Standards No. 141 (revised 2007), “Business Combinations.”  The objective of this Statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

NOTE 3 -   CAPITAL STOCK

Authorized Stock

The Company has authorized 100,000,000 common shares and 100,000,000 preferred shares, both with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Healthplace Corporation

(A Development Stage Company)

Notes to Audited Financial Statements

June 30, 2008 and 2007

NOTE 3 -   CAPITAL STOCK (continued)

Share Issuance

Since inception (March 16, 2007), the Company has issued 400,000, 1,800,000, and 230,000 common shares at $0.005, $0.01, and $0.05 per share, respectively, resulting in total cash proceeds of $31,500, being $2,430 for par value shares and $29,070 for capital in excess of par value.  There were 2,430,000 common shares issued and outstanding at June 30, 2008 (2,200,000 at June 30, 2007).  Of these shares, 2,200,000 were issued to our directors and officers of the Company, and 230,000 were issued to unaffiliated investors. There are no preferred shares outstanding.  The Company has issued no authorized preferred shares.  The Company has no stock option plan, warrants or other dilutive securities.

NOTE 4 -

PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under SFAS No. 109 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. Minimal development stage deferred tax assets arising as a result of net operating loss carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from March 16, 2007 (date of inception) through June 30, 2008 of $26,815 will begin to expire in 2027. Accordingly, deferred tax assets of approximately $9,000 were offset by the valuation allowance, which increased by approximately $6,600 and $2,400 during the year ended June 30, 2008 and the period ended June 30, 2007, respectively.

NOTE 5 -

GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As at June 30, 2008, the Company has a loss from operations of $19,779, an accumulated deficit of $26,815, and working capital of $4,685 and has earned no revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending June 30, 2009.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.

In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.